 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 1, 2016 (August 29, 2016)
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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Offering of Senior Secured Convertible Notes

On August 29, 2016, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), entered into a note purchase agreement (the “Note SPA”) with Tertius Financial Group Pte. Ltd. (“Tertius”), for the private placement of $330,000 of the Company’s original issue discount notes (“Notes”).

On August 29, 2016, the Company sold and issued $330,000 principal amount of Notes to Tertius in exchange for $300,000 of gross proceeds.

Tertius is an investment firm located in Singapore. Victor Lee, the Company’s president and CEO, is a managing director and 50% owner of Tertius.

Terms of the Notes

The Notes will mature November 29, 2016 (the “Maturity Date”). The Notes bear interest at a rate of 6% per annum. Principal and interest on the Notes are payable on the Maturity Date.

The Notes are not convertible into equity shares of the Company.

The Notes are unsecured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
All of the securities described in this Current Report on Form 8-K were or will be offered and sold in reliance upon exemptions from registration pursuant to 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to “accredited investors” (as defined by Rule 501 under the Securities Act).
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Note Purchase Agreement dated August 29, 2016

10.2	Note dated August 29, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

September 1, 2016	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer